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FOR IMMEDIATE RELEASE Press Contact: Jim Badenhausen Robinson Lerer & Montgomery for Moody's Corporation Tuesday only: 212-553-0100 After Tuesday: 212-484-7205	Financial Contact: Jeanne Dering Moody's Corporation Tuesday only: 212-553-0106 After Tuesday: 212-553-7211

Moody’s Corporation Expects First Quarter Earnings to
Exceed Consensus Analysts’ Estimates

New York, NY – April 10, 2001 – Moody’s Corporation (NYSE:MCO) said it will tell analysts and shareholders in a conference call scheduled for 6:30 PM EDT today that it expects earnings per share for the quarter ended March 31, 2001 to exceed the First Call consensus estimate of $0.24 per share. The company said that it expects to report diluted earnings per share in the range of $0.29 to $0.30 and pro forma diluted earnings per share in the range of $0.28 to $0.29. In the quarter ended March 31, 2000, the company had diluted earnings per share of $0.22 and pro forma diluted earnings per share of $0.20.

Pro forma earnings per share includes, for both periods, interest expense related to the $300 million private placement of debt that was completed in connection with the spin-off of Moody’s from The Dun & Bradstreet Corporation on September 30, 2000, and excludes interest income on invested cash.

Moody’s Corporation expects to release actual results for the first quarter on Wednesday, April 18, 2001.

The company attributed its expectation for improved first quarter results to double-digit revenue growth in all business lines, driven by recent interest rate reductions in the U.S. markets, continued strong growth in global structured finance, and continued strength in international revenues. As a result, the company expects revenues in the first quarter of 2001 to be 25 to 30 percent higher than the first quarter of 2000.

Individuals can listen to the Moody’s conference call at 6:30 PM EDT today by dialing (877) 490-6981 within the United States and Canada, and (706) 643-9682 for international callers. The passcode for the call is “Moody’s Corporation.” There will also be a live audio webcast available at Moody’s Shareholder Relations site, http://ir.moodys.com.

Moody’s Corporation [NYSE:MCO] is a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets. With offices in New York, Tokyo, London, Paris, Sydney, San Francisco, Frankfurt, Dallas, Madrid, Toronto, Hong Kong, Singapore, Limassol, São Paulo, Milan and Mexico City, Moody’s assigns ratings to more than 4,200 corporate and 68,000 public finance securities issued by corporations and governments in more than 100 nations. Further information is available at www.moodys.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This statement contains information about future expectations, plans and prospects for the Company’s business and operations that constitute forward-looking statements. The forward-looking statements and other information are made as of April 10, 2001, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, customer reaction to, and the exercise by various governmental authorities of their discretionary authority in respect of, the Company’s guilty plea and the conduct underlying it; changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to nationally recognized statistical rating organizations; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company’s global tax planning initiatives; the uncertainty regarding market acceptance and revenue generating opportunities for web-based research products; and other factors as discussed in The New D&B Corporation Form 10 (Amendment No. 2) filed on September 11, 2000 with the Securities and Exchange Commission and in other filings made by the Company from time to time with the Securities and Exchange Commission.

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